EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-153347, 333-161059, 333-171722 and 333-178748) and the Registration Statements on Form S-8 (Nos. 333-115956, 333-128290, 333-137557, 333-146398, 333-153346, 333-161057, 333-168667 and 333-176212) of ACADIA Pharmaceuticals Inc. of our report dated March 6, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

March 6, 2012